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                                                                    Exhibit 10.9



                             CONSULTING AGREEMENT
                             --------------------

         THIS AGREEMENT, made and entered into as of __________, 1995 between Ken Tucker ("Consultant"), and Bradley Real Estate, Inc., a Maryland corporation ("Company");

                               WITNESSETH THAT:
                               ---------------

         WHEREAS, Company desires to retain the services of Consultant as a consultant and Consultant desires to provide such services to Company;

         NOW, THEREFORE, the parties agree as follows:

         1. TERM. Subject to the terms and conditions of this Agreement, Company hereby retains the services of Consultant as a consultant for the Term (as defined below) and Consultant hereby agrees to render consulting services to Company during the Term in accordance with this Agreement. The "Term" shall be the three year period commencing on the merger of Tucker Properties Corporation ("Tucker") with and into the Company (the "Effective Date"). Notwithstanding the foregoing or any other provision of this Agreement, this Agreement shall become effective only upon the merger of Tucker with and into the Company and if such merger does not occur prior to July 1, 1996, this Agreement shall be of no force and effect and shall terminate automatically without any further actions of the parties.

         2. DUTIES. Consultant agrees that, during the Term he shall consult and advise with the Company on such matters relating to retail real estate matters of the Company as requested from time to time by the Company; provided, however, that Consultant shall not pursuant to this Agreement be required to perform any day-to-day services for the Company and shall not be required to devote more than 10 hours per month to the performance of consulting services to the Company pursuant to this Agreement. The Company shall use its reasonable best efforts to provide Consultant with at least one weeks' notice prior to the times at which the Company will require the services of Consultant pursuant to this Agreement. Subject to the provisions of Section 5, nothing in this Section 2 shall preclude Consultant from performing services for persons or entities other than Company to the extent he is able to properly carry out his responsibilities under this Section 2.

         3. CONSULTING FEES. Subject to the terms and conditions of this Agreement, during the Term while he is obligated to provide services to Company pursuant to this Agreement, Consultant shall be entitled to the following payments:





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         (a)     an annual "Consulting Fee" of $135,000, which Consulting Fee shall be paid annually on the Effective Date, the first anniversary of the Effective Date and the second anniversary of the Effective Date, respectively; and

         (b) reimbursement for reasonable business expenses which are incurred by Consultant in performing consulting services for the Company pursuant to this Agreement and which are approved in advance by the Company's Chief Executive Officer.

         4. DUTIES AND FEES UPON TERMINATION. Consultant shall have no obligation to provide services pursuant to this Agreement, and Company shall have no obligation to pay any Consulting Fees to Consultant, for periods after the last day of the Term.

         5.      CONFIDENTIALITY.  Consultant hereby agrees that:

         (a) except as may be required by law or the lawful order of a court or agency of competent jurisdiction or as otherwise consented to in writing by Company, he will keep secret and confidential indefinitely all non-public information concerning Company and its affiliates (including Tucker) which is acquired by or disclosed to him during the course of his engagement by Company pursuant to this Agreement (or was acquired by or disclosed to him during the course of his prior employment with Tucker) and not to disclose such information, either directly or indirectly, to any other person, firm, or business entity or to use it in any way; and

         (b) upon the expiration of the Term, he will promptly return to Company any and all records, documents, physical property, information or other materials relating to the business of Company and its affiliates (including Tucker) obtained or prepared by him during the course of his engagement by the Company pursuant to this Agreement (or was obtained or prepared by him during the course of his prior employment with Tucker), unless the Company consents to his retention of such materials.

Nothing in the foregoing provisions of this Section 5 shall be construed so as to prevent Consultant from using in connection with his employment for himself, for an employer other than Company or otherwise, knowledge which was acquired by him during the course of his engagement by Company pursuant to this Agreement (or his prior employment with Tucker) and which is




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generally known to persons of his experience in other companies in the same industry. Consultant acknowledges that Company would be irreparably injured by a violation of this Section 5 and agrees that Company, in addition to any other remedies available to it for such breach or threatened breach, including, without limitation, the recovery of damages, shall be entitled to an injunction restraining Consultant from any actual or threatened breach of this Section 5, or to any other appropriate equitable remedy, without any bond or other security being required.

         6. RELATIONSHIP OF THE PARTIES. It is agreed and understood between the parties to this Agreement that the services performed by Consultant pursuant to this Agreement will be performed as an independent contractor and not as an employee of Company or its affiliates.

         7. NOTICES. All notices hereunder shall be in writing and shall be deemed sufficiently given if personally delivered, sent by registered or certified mail, postage prepaid, sent by overnight courier or facsimile, at such addresses as the parties may from time to time provide to each other.

         8. NONALIENATION. Consultant's interests under this Agreement are not subject to the claims of his creditors and may not otherwise be voluntarily or involuntarily assigned, alienated or encumbered.

         9. APPLICABLE LAW. The provisions of this Agreement shall be construed in accordance with the laws of the state of Illinois.

         10. WAIVER OF BREACH. No waiver by any party hereto of a breach of any provision of this Agreement by the other party, or of compliance with any condition or provision of this Agreement to be performed by such other party, will operate or be construed as a waiver of any subsequent breach by such other party or any similar or dissimilar provisions and conditions at the same or any subsequent time. The failure of any party hereto to take any action by reason of such breach will not deprive such party of the right to take actions at any time while such breach continues.

         11. SUCCESSORS. This Agreement shall be binding upon and inure to the benefit of Company, its successors and assigns and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of Company's assets and business.

         12. SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement will not affect the validity or enforceability of any other provision of this Agreement, and this




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Agreement will be construed as if such invalid or unenforceable provision were omitted (but only to the extent that such provision cannot be appropriately reformed or modified).

         13. AMENDMENT. This Agreement may be amended or cancelled only by mutual agreement of the parties hereto without the consent of any other person. So long as Consultant lives, no person, other than the parties hereto, shall have any rights under or interest in this Agreement or the subject matter hereof.

         14. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties concerning the subject matter hereof, and supersedes all prior and contemporaneous agreements, if any, between the parties relating to the subject matter hereof.

         IN WITNESS WHEREOF, Consultant has hereunto set his hand and Company has caused these presents to be executed in its name and on its behalf, all as of the day and year first above written.


                                                 _________________________
                                                      Ken Tucker


                                                 Bradley Real Estate, Inc.


                                                 By________________________
                                                  Its______________________




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